EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Vertex Energy, Inc.

We consent to incorporation by reference in Registration Statement No. 333-162290 on Form S-8 of Vertex Energy, Inc. (the “Company”), of our report dated March 20, 2013, relating to the consolidated financial statements of the Company appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2012.

LBB & Associates Ltd., LLP

Houston, Texas
March 21, 2013